This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act"), or under comparable provisions of the securities laws of any state or other jurisdiction and is, therefore a "restricted security" as defined under Rule 144 of the Act. This Warrant may not be offered, sold or otherwise transferred unless it is registered or qualified under the Act and applicable state securities laws unless the issuer is satisfied by an opinion of counsel acceptable to the issuer that registration or qualification is not required under any such laws.

No. of Shares:                                             Warrant No. W-

                        COMMON STOCK PURCHASE WARRANT
                          FAMILY GOLF CENTERS, INC.

   THIS IS TO CERTIFY THAT, for value received,                    (the
"Warrantholder"), is entitled to purchase from Family Golf Centers, Inc., a Delaware corporation (the "Company"), at any time or from time to time after the date hereof and prior to 5:00 p.m., Eastern Standard Time, on shares (the "Shares") of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $1.00 per share ("Common
Stock"), of the Company, at a purchase price of $    per Share, subject to
adjustment as hereinafter provided (the "Exercise Price").

   This Warrant is one of several warrants (the "Warrants") of the same form and having the same terms (except as to the number of shares of Common Stock purchasable thereunder) as this Warrant, which have been issued in connection with that certain Agreement and Plan of Merger, dated as of July 25, 1997 (the "Merger Agreement"), among the Company, Lake Grove Family Golf Centers, Inc., a New York corporation and a wholly owned subsidiary of the Company, and Leisure Complexes, Inc., a New York corporation, and which entitle the holders to purchase an aggregate of 55,537 shares of Common Stock.

   1. Manner of Exercise. (a) This Warrant shall be exercised by the Warrantholder as to all or any part of the Shares by giving written notice of such exercise on a Warrant Exercise Form, a copy of which is attached hereto, to the Company, specifying the number of Shares to be purchased and including with such notice this Warrant and the aggregate Exercise Price for the Shares for which this Warrant is then being exercised. Such notice shall contain such representations as are reasonably satisfactory to the Company and are customary in order to evidence compliance with applicable federal and state securities laws. Such aggregate Exercise Price shall be payable in cash or by certified check, bank draft or postal or express money order payable to the order of the Company. In case the holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased hereunder, the Company shall deliver to such holder a new Warrant evidencing the right of such holder to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such new Warrant and of the stock certificate or certificates to be delivered to the Warrantholder pursuant to Paragraph 2 hereof.

   (b) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant, and the other documents referred to in Paragraph 1(a), together with notice of such election (collectively, the "Required Documents"), in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                           Y (A-B)
                      X = -----------
                              A

    Where     X =     the number of shares of Common Stock to be issued to the
                      holder
              Y =     the number of shares of Common Stock purchasable under
                      the Warrant or, if only a portion of the Warrant is being
                      exercised, the portion of the Warrant being canceled (at
                      the date of such calculation)
              A =     the Fair Market Value of one share of the Common Stock
                      (at the date of such calculation)
              B =     Exercise Price (as adjusted to the date of such
                      calculation)

"Fair Market Value" shall mean (i) the last sale price (or, if no sale price is reported on that day, the average of the bid and asked prices) of a share of Common Stock on the National Market tier of The Nasdaq Stock Market on the last trading day before all Required Documents are tendered to the Company, or (ii), if the primary trading market for the Common Stock is not such National Market tier, then the closing sale price regular way on such day, or, in case no such sale takes place on such day, the reported closing bid price regular way on such day, in each case on the principal exchange on which such stock is traded, or (iii) if Fair Market Value cannot be determined pursuant to one of the methods specified above, then Fair Market Value shall mean the average of the bid and asked prices for the Common Stock on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose.

   2. Certificates to be Delivered. Upon exercise of this Warrant in the manner provided in Paragraph 1, the Company shall promptly cause certificates for the Shares so purchased to be delivered (together with a new Warrant, in the case of a partial exercise) to the Warrantholder in accordance with his instructions. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a Share.

   3. No Rights as Stockholder. The Warrantholder shall have no rights as a stockholder of the Company with respect to the Shares purchasable upon exercise of this Warrant until this Warrant has been delivered to the Company upon exercise thereof, together with payment for the Exercise Price for such Shares and any other documentation required to be delivered upon exercise of this Warrant pursuant to Paragraph 1 above, and then only to the extent of the number of Shares so purchased.

   4. Anti-Dilution Provisions.

     (a) Exercise Price Adjustments. The Exercise Price shall be subject to adjustment if the Company shall, after July 25, 1997:

        (1) pay a stock dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock,

        (2) subdivide or split the outstanding shares of Common Stock into a greater number of shares,

        (3) combine the outstanding shares of Common Stock into a smaller number of shares, or

        (4) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of its capital stock (other than Common Stock).

    then, in any such event, the Exercise Price in effect immediately prior to the opening of business on the record date for determination of stockholders entitled to receive such dividend or distribution or the effective date of such subdivision, split or combination, as the case may be, shall be adjusted so that the holder of this Warrant shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of Common Stock or other capital stock (or both) of the Company which such holder would have owned or been entitled to receive immediately following such action if such holder had exercised this Warrant immediately prior to the record date for, or effective date of, as the case may be, such event.

       The adjustment contemplated by this subparagraph (4)(a) shall be made successively whenever any event listed above shall occur. For a dividend or distribution, the adjustment shall become effective at the opening of business on the Business Day next following the record date for such dividend or distribution. For a subdivision, split or combination, the adjustment shall become effective immediately after the effectiveness of such subdivision, split or combination. If after an adjustment pursuant to this subparagraph (4)(a) the holder of this Warrant would be entitled to receive upon exercise hereof shares of two or more classes or series of capital stock of the Company, the Exercise Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of capital stock other than Common Stock as is contemplated by this Paragraph 4, on terms comparable to those applicable to the Common Stock pursuant to this Paragraph 4.

     (b) Deferral of Adjustment. In any case in which this Paragraph 4 shall require that an adjustment be made in the Exercise Price, the Company may, in its sole discretion, elect to defer the following until after the occurrence of the event which requires such adjustment: (A) the issuance by the Company to the holder of this Warrant, upon exercise thereof, of the additional shares of Common Stock (or other shares of capital stock) issuable upon such exercise over the shares of Common Stock issuable before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock (or other shares of capital stock), and such cash, upon the occurrence of the event requiring such adjustment.

     (c) No Deminimus Adjustments. All adjustments to the Exercise Price shall be calculated to the nearest penny. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subparagraph is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (d) Decrease in Exercise Price. The Company shall be entitled, to the extent permitted by law, to make such decreases in the Exercise Price, in addition to any otherwise required by the provisions of this Paragraph 4, as the Company determines to be advisable in order that any stock dividends, subdivisions of shares, reclassification or combination of shares hereafter made by the Company to its stockholders shall not be taxable.

     (e) Adjustment for Consolidation or Merger of Company. In case of any consolidation or merger to which the Company is a party, or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be reclassified or converted into the right to receive stock, securities or other property (including cash or any combination thereof), proper provision shall be made so that this Warrant shall, after consummation of such Transaction, be exercisable for the kind and amount of stock, securities or other property (including cash) receivable upon consummation of such Transaction by a holder of the number of shares of Common Stock (and other capital stock for which this Warrant may be exercisable in accordance with the provisions of this Paragraph 4) for which this Warrant might have been exercised immediately prior to consummation of such Transaction (assuming in each case that such holder of Common Stock (or other capital stock) failed to exercise rights of election, if any, as to the kind or amount of stock, securities or other property receivable upon consummation of such Transaction (provided that if the kind or amount of stock, securities or other property receivable upon consummation of such Transaction is not the same for each non-electing share, then the kind and amount of stock, securities or other property receivable upon consummation of such Transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares)). The kind and amount of stock or securities into which this Warrant shall be exchangeable after consummation of such Transaction shall be subject to adjustment, as nearly as may be practicable, as described in this Paragraph 4 following the date of consummation of such Transaction. The provisions of this subparagraph (e) shall similarly apply to successive Transactions.

       (f) Notice of Adjustments. Whenever the Exercise Price is adjusted as herein provided, the Company shall:

         (i) forthwith compute the adjusted Exercise Price in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Exercise Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment (absent manifest error); and

         (ii) mail a notice to the holder of this Warrant that the Exercise Price has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Exercise Price, such notice to be mailed at or prior to the time the Company mails an interim statement, if any, to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days following the end of such fiscal quarter.

       (g) Notice of Certain Transactions. In case, at any time while this Warrant is exercisable for any shares of Common Stock:

         (i) the Company takes any action which would require an adjustment to the Exercise Price; or

         (ii) the Company shall authorize (x) any consolidation, merger or binding share exchange to which the Company is a party and for which approval of any stockholders of the Company is required (except for a merger of the Company into one of its wholly owned subsidiaries solely for the purpose of changing the corporate domicile of the Company to another state of the United States and in connection with which there is no substantive change in the rights or privileges of the Common Stock other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or (y) the sale or transfer of all or substantially all of the assets of the Company; or

         (iii) the Company shall authorize the voluntary dissolution, liquidation or winding up of the Company or the Company is the subject of an involuntary dissolution, liquidation or winding up;

    then the Company shall cause to be mailed to the holder of this Warrant, in accordance with Paragraph 7 below, at least 10 days before the record date (or other date set for definitive action if there shall be no record date), a notice stating the action or event for which such notice is being given and the record date for (or such other date) and the anticipated effective date of such action or event; provided, however, that any notice required hereunder shall in any event be given no later than the time that notice is given to the holders of the Common Stock. The failure to give or receive the notice required by this subparagraph (g) or any defect therein shall not affect the legality or validity of any action or any vote thereon.

   5. Authorization and Reservation of Shares. The Company represents and warrants that the Shares to be issued by it upon the exercise of this Warrant have been duly authorized and, when such Shares are issued upon exercise of this Warrant, shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company shall at all times reserve or hold available a sufficient number of shares of Common Stock to cover the number of Shares issuable upon exercise of this Warrant.

   6. Compliance with Securities Law.

     (a) Warrant and Shares Not Registered. The Warrantholder represents and warrants that he understands that this Warrant and the Shares to be issued upon its exercise have not been registered for sale under federal or state securities laws and that this Warrant and the Shares to be issued upon its exercise are being offered and sold to the Warrantholder pursuant to one or more exemptions from the registration requirements of such securities laws; that, in order to satisfy such requirement, the Warrantholder must be acquiring this Warrant and the shares to be purchased by him hereunder for his own account for investment and that the representations and warranties contained in this Paragraph 6 are given with the intention that the Company may rely thereon for purposes of claiming such exemption (subject to any requirement of law that the disposition of each Warrantholder's property shall at all times be and remain within his control); and that the Warrantholder understands that he must bear the economic risk of his investment in this Warrant and the Shares purchased hereunder for an indefinite period of time, as this Warrant and the Shares to be issued upon its exercise have not been registered under federal or state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under such laws, or unless an exemption from such registration or qualification is available.

     (b) Warrant and Shares Acquired For Investment: Limitations on Dispositions. The Warrantholder represents and warrants that he is acquiring this Warrant and will acquire the Shares issued upon exercise of this Warrant for his own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act of 1933 (the "1933 Act") or any state securities laws. The Warrantholder agrees not to sell, assign or otherwise transfer this Warrant, and that any purported sale, assignment or transfer of this Warrant shall be void. The Warrantholder further agrees that the Shares issued upon exercise of this Warrant may not be sold, assigned or otherwise transferred unless (a) a registration statement with respect thereto has become effective under the 1933 Act and such Shares have been qualified under applicable state security laws, or (b) there is presented to the Company an opinion of counsel reasonably satisfactory to the Company that such registration and qualification is not required. The Warrantholder consents that any transfer agent of the Company may be instructed not to transfer any Shares acquired upon exercise of this Warrant unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate or other instrument representing such Shares (and any certificates or instruments issued in substitution therefor), a legend calling attention to the foregoing restrictions on transferability of such Shares stating in substance:

  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

   (c) The Company acknowledges that the Shares issued upon exercise of this Warrant (but not the Warrant itself) are to be covered by the "shelf" registration statement that the Company is obligated to file under the 1933 Act pursuant to that certain Registration Rights Agreement between the Company, the Warrantholder and certain other persons.

 7. General.

   (a) Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

   (b) Filing of Warrant. A copy of this Warrant shall be filed in the minute book and among the records of the Company.

   (c) Notice. Any notice or other document required to be given or delivered to the Warrantholders shall be delivered at, or sent by certified or registered mail to, such holder at the address shown beneath such holder's signature on the signature page hereof or at a more recent address of which the Warrantholder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the office of the Company at 225 Broadhollow Road, Melville, New York 11747, or such other address as shall have been furnished by the Company to the Warrantholder.

   (d) Limitation of Liability. No provision hereof, in the absence of affirmative action by the holder hereof to purchase Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Shares, whether such liability is asserted by the Company or by creditors of the Company.

   (e) Loss, Destruction, etc. of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this subparagraph (e) in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

   (f) Warrant Detachable. Any shares of Common Stock acquired by the Warrantholder pursuant to the Merger Agreement may be transferred separately and apart from this Warrant.

   (g) Amendment and Waiver.

     (1) No amendment or modification of this Warrant will be binding or effective without the prior written consent of the Company and of the holders of a majority of the Shares issuable upon exercise of the Warrants outstanding at the time such action is taken.

     (2) No amendment, modification or waiver of any provision of this Warrant will extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon. No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege under this Warrant, will operate as a waiver, amendment or modification of any provision of this Warrant.

   (h) Governing Law. The provisions of this Warrant shall be governed by, construed and enforced in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

   (i) Descriptive Headings. The paragraph headings contained herein are for reference purposes only and shall not in any way affect or limit the meaning or interpretation of any of the provisions of this Warrant.

   (j) Entire Agreement. The terms of this Warrant set forth the entire agreement and understanding of the Company and the Warrantholder in respect of the subject matter hereof and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof; provided, however, that nothing herein shall be construed to limit the applicability of the Registration Rights Agreement to the Shares issuable upon exercise of this Warrant.

   (k) Parties; Assignment. All of the terms and conditions of this Warrant shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, legal representatives and successors. This Warrant may not be sold or assigned by the holder hereof without the prior written consent of the Company, which consent may be withheld in its sole discretion.

   This Warrant shall not be valid for any purpose until it shall have been signed and attested to by the President and Secretary or Assistant Secretary of the Company, and until the Warrantholder has agreed to be bound by the restrictions set forth in Paragraph 6 hereof by signing in the space provided below.

   IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed in its name and on its behalf by the signatures of its duly authorized officers and affixation of its seal.

Dated: July 25, 1997
                                          FAMILY GOLF CENTERS, INC.

                                          By: /s/ Robert J. Krause
                                              -------------------------------
                                              Name: Robert J. Krause
                                              Title:  Senior Vice President

ATTEST:

/s/
---------------------
Secretary

                            WARRANT EXERCISE FORM
         (TO BE EXECUTED BY THE WARRANTHOLDER AT TIME OF EXERCISE OF
                     THIS COMMON STOCK PURCHASE WARRANT)

To: Family Golf Centers, Inc.

   The undersigned, holder of the within Warrant, (i) exercises his right to
purchase      of the shares of Common Stock of Family Golf Centers, Inc., which the undersigned is entitled to purchase under the terms of the within Warrant, and (ii) makes payment in full for the number of shares of Common
Stock so purchased by payment of $    , as provided in the Warrant.

   Please issue the certificate for shares of Common Stock (and a new Warrant for unexercised Warrants, in the case of a partial exercise) in the name of the undersigned as follows:

       ----------------------------------------------------------------
                              Print or type name

       ----------------------------------------------------------------
                 Social Security or Other Identifying Number

       ----------------------------------------------------------------
                                Street Address

       ----------------------------------------------------------------
                        City      State      Zip Code

and deliver it to the above address.

        Dated: -------------------------------------------------------

                                  -------------------------------------------
                                                   Signature

                                  -------------------------------------------
                                                   Signature

                                         (Signature must conform in all
                                         respects to name
                                         on face of this Warrant)